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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

CABLEVISION SYSTEMS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

The following communication was sent by Cablevision Systems Corporation to employees on May 3, 2007:
Impact of Privatization on Outstanding Awards*
We have received a number of inquiries regarding treatment of various long-term incentives in connection with the privatization announced yesterday. You are receiving this e-mail because our records indicate that you hold one or more long-term incentive awards.
Outlined below is an overview of what will happen with each type of award upon the close of the privatization. In the meantime, until the transaction closes, nothing changes (i.e., if you have vested options or stock appreciation rights (SARs), you may exercise in accordance with normal rules and procedures, and restricted stock scheduled to vest in June will be processed in accordance with the terms of your Award Agreement).
Stock Options, SARs and Restricted Stock
Upon closing, all outstanding awards will be converted to cash based on the going private price (or, if higher, the highest per share value during the 90 days prior to closing) less the exercise price in the case of options and SARs.
The cash (including dividends, when applicable) will be paid out immediately upon closing with respect to vested options and SARs. For all unvested awards, the cash (plus interest from the date of closing) will be paid out at the earliest of these four possible events:
•	When the underlying award (or portion of an award) would have vested

•	Involuntary termination without “Cause” **

•	Voluntary termination for “Good Reason” **

•	Voluntary termination for any reason between the six-month anniversary and the nine-month anniversary of the closing
Please note that all of the payments referenced above will be made net of applicable tax withholding.
Performance Awards
The treatment of your performance awards will vary depending on the particular grant in question. Different grants have different privatization terms.
Performance Awards granted during 2005, as well as “new hire” grants made in the fall of 2006, are unaffected by the transaction, and both the performance measures and performance period continue to apply in accordance with the original terms of the award.

*	This summary is qualified by the actual Award Agreements and the related shareholder approved plans as administered and interpreted by the Compensation Committee of the Board of Directors. Treatment may differ in some cases due to individual employment agreements. Timing of certain payments could be impacted by Section 409A of the IRC

**	“Cause” and “Good Reason” are legally defined terms with very specific meaning. See your Award Agreements for more detail.

For Performance Awards issued in March of 2006, the performance criteria will be waived, and payment at the target level will be made upon the close of the privatization transaction.
Finally, for awards issued in March of 2007, the performance criteria will be waived upon privatization, and full payment at the target level will be made upon the earlier of:
•	January 1, 2010

•	Involuntary termination without “Cause” **

•	Voluntary termination for “Good Reason” **
Please note that all of the payments referenced above will be made net of applicable tax withholding.
Other Cash-Based Awards
Performance Retention Awards (“PRAs”) and the Deferred Compensation awards are unaffected by the transaction, and will be payable in accordance with existing terms.
Additional Information
If you do not already work with an accountant or other financial advisor, you may want to consider engaging an appropriate professional to advise you in dealing with the tax and other aspects of these awards.
If you have questions concerning your outstanding awards or any of the information outlined above, please contact Kelly Costanzo on 516-803-3085 or Heidi Roth on 516-803-3088.

The following communication was sent by Cablevision Systems Corporation to employees on May 3, 2007:
Impact of Privatization on Outstanding Awards*
We have received a number of inquiries regarding treatment of various long-term incentives in connection with the privatization announced yesterday. You are receiving this e-mail because our records indicate that you hold one or more equity awards.
Outlined below is an overview of what will happen with these awards upon the close of the privatization. In the meantime, until the transaction closes, nothing changes (i.e., if you have vested options or stock appreciation rights (SARs), you may exercise in accordance with normal rules and procedures, and restricted stock scheduled to vest in June will be processed in accordance with the terms of your Award Agreement).

*	This summary is qualified by the actual Award Agreements and the related shareholder approved Plans as administered and interpreted by the Compensation Committee of the Board of Directors. Treatment may differ in some cases due to individual employment agreements.

Stock Options, SARs and Restricted Stock
Upon closing, all outstanding awards will be converted to cash based on the going private price (or, if higher, the highest per share value during the 90 days prior to closing) less the exercise price in the case of options and SARs.
The cash (including dividends, when applicable) will be paid out immediately upon closing with respect to vested options and SARs. For all unvested awards, the cash (plus interest from the date of closing) will be paid out at the earliest of these four possible events:
•	When the underlying award (or portion of an award) would have vested

•	Involuntary termination without “Cause” **

•	Voluntary termination for “Good Reason” **

•	Voluntary termination for any reason between the six-month anniversary and the nine-month anniversary of the closing
Please note that all of the payments referenced above will be made net of applicable tax withholding.
Additional Information
If you do not already work with an accountant or other financial advisor, you may want to consider engaging an appropriate professional to advise you in dealing with the tax and other aspects of these awards.
If you have questions concerning your outstanding awards or any of the information outlined above, please contact Kelly Costanzo on 516-803-3085 or Heidi Roth on 516-803-3088.

**	“Cause and “Good Reason” are legally defined terms with very specific meaning. See your Award Agreements for more detail.

About the Transaction:
In connection with the proposed merger, Cablevision Systems Corporation (the “Company”) will file a proxy statement and other documents with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained (when available) free of charge on the Company’s website at www.cablevision.com or by directing a request to Cablevision Systems Corporation, 1111 Stewart Avenue, Bethpage, NY 11714, Attention: Investor Relations.
The Company and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger. Information about the Company and its directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s Form 10-K/A, which was filed with the SEC on April 30, 2007. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.
Forward-Looking Statements
This document contains statements that constitute forward-looking information with the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the merger and the expected timing thereof. Investors are cautioned that such forward-looking statements are not guarantees of future events and involve risks and uncertainties and that actual results or developments may differ materially from the forward-looking statements as a result of various factors. Factors that may cause such differences to occur include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against the Company and others, including following announcement of the merger or the merger agreement; (3) the inability to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other regulatory approvals; (4) the failure to obtain the necessary debt financing; and (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger; and (9) other risks that are set forth in the “Risk Factors” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of the Company’s SEC filings. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.